Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2024 Results

HOUSTON – February 26, 2025 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year of 2024.
Fourth Quarter Highlights
•Revenue of $272.1 million and operating income of $70.5 million;
•Net income of $57.4 million and diluted earnings per Class A share of $0.68;
•Adjusted net income(1) of $56.8 million and diluted earnings per share, as adjusted(1) of $0.71;
•Net income margin of 21.1% and adjusted net income margin(1) of 20.9%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $92.7 million and 34.1%, respectively;
•Cash flow from operations of $66.6 million;
•Cash and cash equivalents balance of $342.8 million with no bank debt outstanding as of December 31, 2024; and
•In January 2025, the Board of Directors declared a quarterly cash dividend of $0.13 per Class A share.
Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
	(in thousands)			(in thousands)
Revenues	$272,121	$293,181	$274,866	$1,129,814	$1,096,960
Operating income(3)	$70,452	$76,792	$78,553	$289,613	$264,366
Operating income margin	25.9%	26.2%	28.6%	25.6%	24.1%
Net income	$57,447	$62,437	$62,074	$232,758	$214,840
Net income margin	21.1%	21.3%	22.6%	20.6%	19.6%
Adjusted net income(1)	$56,796	$63,479	$65,059	$245,067	$253,144
Adjusted net income margin(1)	20.9%	21.7%	23.7%	21.7%	23.1%
Adjusted EBITDA(2)	$92,711	$100,370	$100,121	$392,050	$398,065
Adjusted EBITDA margin(2)	34.1%	34.2%	36.4%	34.7%	36.3%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “Full year results for 2024 reflect solid performance in both of our business segments. In the fourth quarter, adjusted EBITDA margins remained strong, although revenues were softer than anticipated in our Spoolable Technologies segment due to elevated seasonal industry slowdowns.”

“In the first quarter of 2025, we anticipate that U.S. land activity levels will be unchanged from the fourth quarter of 2024. In Pressure Control, we expect revenues to be flat to up sequentially. In Spoolable Technologies, we anticipate revenues to be softer than the fourth quarter. Activity in the first quarter has been slow to recover from deeper than anticipated seasonal declines at the end of the fourth quarter. Similar to prior years, we expect that Spoolable Technologies revenues will increase in the seasonally stronger second quarter.”

Mr. Bender concluded, “I remain immensely proud of the business our team has established, with two segments that outperformed the lower year-over-year average industry activity levels in 2024. Our focus on offering our customers differentiated, highly engineered products and services that provide safety and efficiency benefits continues to be the driver of this out performance. Although expectations for 2025 U.S. land activity levels remain soft, we have several initiatives underway that are intended to grow our customer base and mitigate potential tariff impacts, including further international sales growth, diversifying our supply chain, and introducing new products.”
Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses.

Pressure Control

Fourth quarter 2024 Pressure Control revenue decreased $8.4 million, or 4.5%, sequentially, as sales of wellhead and production related equipment declined primarily due to lower customer activity. Operating income was $1.7 million lower, or 3.3%, sequentially, with margins increasing 40 basis points due to the non-recurrence of reserves taken in the third quarter, partly offset by lower operating leverage. Adjusted Segment EBITDA decreased 0.8%, sequentially, with Adjusted Segment EBITDA margins increasing 130 basis points.

Spoolable Technologies

Fourth quarter 2024 Spoolable Technologies revenues decreased $12.1 million, or 11.2%, sequentially, due to reduced customer activity levels in the seasonally slow quarter. Operating income was $7.4 million lower, or 22.4%, sequentially, with operating income margins decreasing 380 basis points due to higher input costs and reduced operating leverage. Adjusted Segment EBITDA was $7.3 million lower, or 17.1%, sequentially, with Adjusted Segment EBITDA margins decreasing 260 basis points.

Corporate and Other Expenses

Fourth quarter 2024 Corporate and Other expenses decreased $2.8 million, or 31.8%, sequentially, primarily due to the non-recurrence of professional fees incurred during the third quarter related to growth initiatives.

Liquidity, Capital Expenditures and Other
As of December 31, 2024, the Company had $342.8 million of cash and cash equivalents, no bank debt outstanding, and $222.6 million of availability on our revolving credit facility. Operating cash flow was $66.6 million for the fourth quarter of 2024. During the fourth quarter, the Company made dividend payments and associated distributions of $10.3 million. The Company also made TRA payments and associated distributions of $6.3 million related to 2023 tax savings provided by the TRA.

Net capital expenditures were $11.3 million during the fourth quarter of 2024. Net capital expenditures for the full year of 2024 were $35.4 million. For the full year 2025, the Company expects net capital expenditures to be in the range of $45 million to $55 million, inclusive of capital directed towards supply chain diversification efforts and efficiency improvements in the Baytown manufacturing facility.

As of December 31, 2024, Cactus had 68,151,542 shares of Class A common stock outstanding (representing 85.6% of the total voting power) and 11,432,545 shares of Class B common stock outstanding (representing 14.4% of the total voting power).
Quarterly Dividend
In January 2025, the Board approved a quarterly cash dividend of $0.13 per share of Class A common stock, with payment to occur on March 20, 2025 to holders of record of Class A common stock at the close of business on March 3, 2025. A corresponding distribution of up to $0.13 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday February 27, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “when,” “once,”“hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Revenues
Pressure Control	$176,719	$180,454	$724,038	$756,727
Spoolable Technologies	96,072	94,412	407,038	340,233
Corporate and other(1)	(670)	—	(1,262)	—
Total revenues	272,121	274,866	1,129,814	1,096,960

Operating income
Pressure Control	50,829	56,053	210,710	236,934
Spoolable Technologies	25,523	28,168	104,864	62,172
Total segment operating income	76,352	84,221	315,574	299,106
Corporate and other expenses	(5,900)	(5,668)	(25,961)	(34,740)
Total operating income	70,452	78,553	289,613	264,366

Interest income (expense), net	2,303	(182)	6,459	(6,480)
Other income, net	3,204	686	3,204	4,490
Income before income taxes	75,959	79,057	299,276	262,376
Income tax expense	18,512	16,983	66,518	47,536
Net income	$57,447	$62,074	$232,758	$214,840
Less: net income attributable to non-controlling interest	10,760	13,127	47,351	45,669
Net income attributable to Cactus, Inc.	$46,687	$48,947	$185,407	$169,171

Earnings per Class A share - basic	$0.69	$0.75	$2.79	$2.62
Earnings per Class A share - diluted(2)	$0.68	$0.74	$2.77	$2.57

Weighted average shares outstanding - basic	67,474	65,360	66,393	64,641
Weighted average shares outstanding - diluted(2)	80,359	79,860	79,915	79,460

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three months ended December 31, 2024 and December 31, 2023 includes an additional $11.2 million and $13.8 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 12.1 million and 14.1 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities. Dilution for the twelve months ended December 31, 2024 and December 31, 2023 includes an additional $49.0 million and $47.4 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 13.1 million and 14.6 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,
	2024	2023
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$342,843	$133,792
Accounts receivable, net	191,627	205,381
Inventories	226,796	205,625
Prepaid expenses and other current assets	13,422	11,380
Total current assets	774,688	556,178

Property and equipment, net	346,008	345,502
Operating lease right-of-use assets, net	24,094	23,496
Intangible assets, net	163,991	179,978
Goodwill	203,028	203,028
Deferred tax asset, net	219,003	204,852
Other noncurrent assets	8,516	9,527
Total assets	$1,739,328	$1,522,561

Liabilities and Equity
Current liabilities
Accounts payable	$72,001	$71,841
Accrued expenses and other current liabilities	75,416	50,654
Earn-out liability	—	20,810
Current portion of liability related to tax receivable agreement	20,297	20,855
Finance lease obligations, current portion	7,024	7,280
Operating lease liabilities, current portion	4,086	4,220
Total current liabilities	178,824	175,660

Deferred tax liability, net	2,868	3,589
Liability related to tax receivable agreement, net of current portion	258,376	250,069
Finance lease obligations, net of current portion	10,528	9,352
Operating lease liabilities, net of current portion	20,078	19,121
Other noncurrent liabilities	4,475	—
Total liabilities	475,149	457,791

Equity	1,264,179	1,064,770
Total liabilities and equity	$1,739,328	$1,522,561

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
	(in thousands)
Cash flows from operating activities
Net income	$232,758	$214,840
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	60,438	65,045
Deferred financing cost amortization	1,120	4,514
Stock-based compensation	22,888	18,105
Provision for expected credit losses	370	2,622
Inventory obsolescence	3,841	5,337
Gain on disposal of assets	(1,013)	(3,156)
Deferred income taxes	19,773	17,343
Change in fair value of earn-out liability	16,318	14,850
Gain from revaluation of liability related to tax receivable agreement	(3,204)	(4,490)
Changes in operating assets and liabilities:
Accounts receivable	13,048	(11,858)
Inventories	(25,628)	41,922
Prepaid expenses and other assets	(2,267)	753
Accounts payable	675	8,710
Accrued expenses and other liabilities	28,964	(7,367)
Payments pursuant to tax receivable agreement	(20,800)	(26,890)
Payment of earn-out liability	(31,168)	—
Net cash provided by operating activities	316,113	340,280

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	—	(616,189)
Capital expenditures and other	(39,176)	(43,977)
Proceeds from sales of assets	3,788	5,373
Net cash used in investing activities	(35,388)	(654,793)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	—	155,000
Repayments of borrowings of long-term debt	—	(155,000)
Net proceeds from the issuance of Class A common stock	—	169,878
Payment of contingent consideration	(5,960)	—
Payments of deferred financing costs	—	(6,934)
Payments on finance leases	(7,882)	(7,652)
Dividends paid to Class A common stock shareholders	(33,681)	(30,124)
Distributions to members	(13,290)	(16,644)
Repurchases of shares	(9,331)	(5,249)
Net cash provided by (used in) financing activities	(70,144)	103,275

Effect of exchange rate changes on cash and cash equivalents	(1,530)	503

Net increase (decrease) in cash and cash equivalents	209,051	(210,735)

Cash and cash equivalents
Beginning of period	133,792	344,527
End of period	$342,843	$133,792

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
	(in thousands, except per share data)
Net income	$57,447	$62,437	$62,074	$232,758	$214,840
Adjustments:
Revaluation gain on TRA liability(1)	(3,204)	—	(807)	(3,204)	(4,490)
Transaction related expenses, pre-tax(2)	—	2,793	327	2,793	12,183
Intangible amortization expense(3)	3,997	3,997	3,997	15,988	20,323
Remeasurement loss on earn-out liability(4)	—	138	1,918	16,318	14,850
Inventory step-up expense(5)	—	—	—	—	23,516
Income tax expense differential(6)	(1,444)	(5,886)	(2,450)	(19,586)	(28,078)
Adjusted net income	$56,796	$63,479	$65,059	$245,067	$253,144

Diluted earnings per share, as adjusted	$0.71	$0.79	$0.81	$3.07	$3.19

Weighted average shares outstanding, as adjusted(7)	80,359	80,190	79,860	79,915	79,460

Revenue	$272,121	$293,181	$274,866	$1,129,814	$1,096,960
Net income margin	21.1%	21.3%	22.6%	20.6%	19.6%
Adjusted net income margin	20.9%	21.7%	23.7%	21.7%	23.1%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with growth initiatives, including the FlexSteel acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes for the three and twelve months ended December 31, 2024, 26.0% for the three months ended September 30, 2024, and 23.0% for the three and twelve months ended December 31, 2023.
(7)Reflects 67.5, 66.6, and 65.4 million weighted average shares of basic Class A common stock outstanding and 12.1, 13.0 and 14.1 million of additional shares for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively, and 66.4 and 64.6 million weighted average shares of Class A common stock and 13.1 and 14.6 million of additional shares for the twelve months ended December 31, 2024 and December 31, 2023, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
	(in thousands)
Net income	$57,447	$62,437	$62,074	$232,758	$214,840
Interest (income) expense, net	(2,303)	(2,062)	182	(6,459)	6,480
Income tax expense	18,512	16,417	16,983	66,518	47,536
Depreciation and amortization	15,314	15,077	14,865	60,438	65,045
EBITDA	88,970	91,869	94,104	353,255	333,901
Revaluation gain on TRA liability(1)	(3,204)	—	(807)	(3,204)	(4,490)
Transaction related expenses(2)	—	2,793	327	2,793	12,183
Remeasurement loss on earn-out liability(3)	—	138	1,918	16,318	14,850
Inventory step-up expense(4)	—	—	—	—	23,516
Stock-based compensation	6,945	5,570	4,579	22,888	18,105
Adjusted EBITDA	$92,711	$100,370	$100,121	$392,050	$398,065

Revenue	$272,121	$293,181	$274,866	$1,129,814	$1,096,960
Net income margin	21.1%	21.3%	22.6%	20.6%	19.6%
Adjusted EBITDA margin	34.1%	34.2%	36.4%	34.7%	36.3%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with growth initiatives, including the FlexSteel acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
	(in thousands)
Pressure Control
Revenue	$176,719	$185,099	$180,454	$724,038	$756,727
Operating income	50,829	52,537	56,053	210,710	236,934
Depreciation and amortization expense	6,717	6,592	6,911	26,782	30,898
Stock-based compensation	3,954	2,837	1,701	11,917	6,886
Adjusted Segment EBITDA	$61,500	$61,966	$64,665	$249,409	$274,718
Operating income margin	28.8%	28.4%	31.1%	29.1%	31.3%
Adjusted Segment EBITDA margin	34.8%	33.5%	35.8%	34.4%	36.3%

Spoolable Technologies
Revenue	$96,072	$108,155	$94,412	$407,038	$340,233
Operating income	25,523	32,907	28,168	104,864	62,172
Depreciation and amortization expense	8,597	8,485	7,954	33,656	34,147
Stock-based compensation	1,162	1,015	1,313	4,251	4,016
Remeasurement loss on earn-out liability(1)	—	138	1,797	16,318	14,850
Inventory step-up expense(2)	—	—	—	—	23,516
Adjusted Segment EBITDA	$35,282	$42,545	$39,232	$159,089	$138,701
Operating income margin	26.6%	30.4%	29.8%	25.8%	18.3%
Adjusted Segment EBITDA margin	36.7%	39.3%	41.6%	39.1%	40.8%

Corporate and Other
Revenue(3)	$(670)	$(73)	$—	$(1,262)	$—
Corporate and other expenses	(5,900)	(8,652)	(5,668)	(25,961)	(34,740)
Stock-based compensation	1,829	1,718	1,565	6,720	7,203
Transaction related expenses(4)	—	2,793	327	2,793	12,183
Adjusted Corporate EBITDA	$(4,071)	$(4,141)	$(3,776)	$(16,448)	$(15,354)

Total revenue	$272,121	$293,181	$274,866	$1,129,814	$1,096,960
Total operating income	$70,452	$76,792	$78,553	$289,613	$264,366
Total operating income margin	25.9%	26.2%	28.6%	25.6%	24.1%
Total Adjusted EBITDA	$92,711	$100,370	$100,121	$392,050	$398,065
Total Adjusted EBITDA margin	34.1%	34.2%	36.4%	34.7%	36.3%
(1) Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2) Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(3) Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4) Reflects fees and expenses recorded in connection with growth initiatives, including the FlexSteel acquisition and related financing.